Exhibit 23.1



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                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the registration of 500,000 shares under the Information Holdings Inc. 1998 Stock Option Plan of our report dated February 21, 2002, with respect to the consolidated financial statements of Information Holdings Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
November 26, 2002